                                                                     EXHIBIT 4.1


                     STOCKHOLDER RIGHTS AND VOTING AGREEMENT

     This Stockholder Rights and Voting Agreement (this "Agreement"), dated as of January 2, 2002, by and among SafeNet, Inc., a Delaware corporation (the "Company"), and each of the parties identified on EXHIBIT A hereto (collectively, the "Stockholders").

                                    RECITALS

     WHEREAS, the Company is a party to the Agreement and Plan of Reorganization (the "Merger Agreement"), dated December 14, 2001, by and among the Company, Pijnenburg Securealink, Inc., a Delaware corporation ("Pijnenburg Securealink"), PBSL Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("Merger Sub"), and certain other parties, pursuant to which, at such effective time as is set forth in the Merger Agreement (the "Effective Time"), Merger Sub will be merged with and into Pijnenburg Securealink and Pijnenburg Securealink will become a wholly-owned subsidiary of the Company;

     WHEREAS, pursuant to the Merger Agreement, the Company agreed, among other things, to issue up to an aggregate of 575,000 shares (the "Original Shares") of common stock, $.01 par value per share, of the Company (the "Common Stock") to the Stockholders as part of the consideration to be issued pursuant to the Merger Agreement; and

     WHEREAS, it is a condition to the obligations of the Company, Merger Sub and Pijnenburg Securealink under the Merger Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof;

     NOW, THEREFORE, in consideration of the foregoing, the agreements set forth below, and the parties' desire to further the interests of the Company and its present and future stockholders, the parties hereby agree with each other as follows:

     1. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following respective meanings:

               (a) "Board" means the Board of Directors of the Company.

               (b) "Bylaws" means the Bylaws of the Company, as amended from time to time.

               (c) "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

               (d) "Common Stock" has the meaning ascribed to it in the Recitals to this Agreement.

               (e) "Common Stock Outstanding" means all shares of Stock issued and outstanding at any time and from time to time during the term of this Agreement.

               (f) "Company" has the meaning ascribed to it in the introductory paragraph to this Agreement.

               (g) "Company Indemnitees" has the meaning ascribed to it in
          Section 2.6(b).

               (h) "Corporate Developments" has the meaning ascribed to it in
          Section 2.1(c).

               (i) "Delaware Law" means the Delaware General Corporation Law and all amendments and additions thereto.

               (j) "Effective Time" has the meaning ascribed to it in the Recitals to this Agreement.

               (k) "Election Meeting" means any annual or special meeting of the holders of the Common Stock Outstanding at which either (i) all members of the Board are to be elected, or (ii) a member of the Board is to be elected to fill the vacancy resulting from the death, resignation or removal of a Stockholder Designee as a member of the Board.

               (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

               (m) "Deferral Notice" has the meaning ascribed to it in Section 2.2(d).

               (n) "Holders" means the Stockholders and any Permitted
          Transferees.

               (o) "Holder Indemnitees" has the meaning ascribed to it in
          Section 2.6(a).

               (p) "Indemnitees" has the meaning ascribed to it in Section
          2.6(c).

               (q) "Majority Stockholders" shall mean the Stockholder(s) (and Permitted Transferees) holding at least a majority of the Shares.

               (r) "Material Event" has the meaning ascribed to it in Section 2.2(d).

               (s) "Merger Agreement" has the meaning ascribed to it in the Recitals to this Agreement.

               (t) "Merger Sub" has the meaning ascribed to it in the Recitals to this Agreement.

               (u) "Original Shares" has the meaning ascribed to it in the Recitals to this Agreement.

               (w) "Person" means a corporation, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

               (x) "Permitted Transferee" has the meaning ascribed to it in
          Section 8.

               (y) "Pijnenburg Securealink" has the meaning ascribed to it in the Recitals to this Agreement.

               (z) "Proxy" has the meaning ascribed to it in Section 4.2.

               (aa) "Registrable Securities" means the Original Shares and shares of Common Stock issuable upon conversion of the 5% Subordinated Convertible Notes to be issued as part of the consideration pursuant to the Merger Agreement ("Conversion Shares") and any Common Stock issued or issuable with respect to any Original Shares or Conversion Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) any registration statement with respect to the sale of such securities shall have become effective under the Securities Act, (ii) they shall have become eligible for sale to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) they shall have been sold or otherwise transferred to any Person other than a Permitted Transferee, or (iv) they shall have ceased to be outstanding.

               (bb) "Registration Request" has the meaning ascribed to it in
          Section 2.1(a).

               (cc) "Registration Statement" has the meaning ascribed to it in
          Section 2.1(b).

               (dd) "Rule 144" has the meaning ascribed to it in Section 2.7.

               (ee) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

               (ff) "Shares" means and include all Original Shares and shares of Stock issuable to a Stockholder upon conversion of the convertible promissory notes issued to the Stockholders pursuant to Section 1.13 of the Merger Agreement.

               (gg) "Stock" shall mean and include all shares of Common Stock and all other securities of the Company which may be issued in exchange for or in respect of shares of Common Stock (whether by way of stock split, stock dividend, combination, reclassification, reorganization, or any other means).

               (hh) "Stockholders" has the meaning ascribed to it in the introductory paragraph to this Agreement.

               (ii) "Stockholder Designee" means an individual designated by the Majority Stockholders in a written notice delivered to the Company to stand for election to the Board at an Election Meeting in accordance with Article 3, or, if permitted by the Bylaws and Delaware Law, to be appointed by the Board to fill a vacancy in accordance with Section 3.2.

               (jj) "Violation" means, with respect to the Registration
          Statement:

                    (A) any untrue statement or alleged untrue statement of a
               material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                    (B) the omission or alleged omission to state therein a
               material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; or

                    (C) any violation or alleged violation by the Company of the
               Securities Act, the Exchange Act, any
               state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with any matter relating to the Registration Statement.

     2. REGISTRATION UNDER SECURITIES ACT, ETC.

          2.1 SHELF REGISTRATION.

               (a) Subject to Section 2.1(c), at any time after March 31, 2002, Holders holding in the aggregate at least a majority of the Registrable Securities may request, in writing (the "Registration Request"), that the Company effect the registration of all of the Registrable Securities then outstanding. If the Holders initiating the registration intend to distribute the Registrable Securities by means of an underwriting, they shall so advise the Company in the Registration Request. Upon receipt of the Registration Request, the Company shall promptly give written notice of the requested registration to all of the Holders. In the event the registration is to be underwritten, the right of any Holder to participate shall be conditioned on such Holder's participation in such underwriting.

               (b) Upon receipt of a Registration Request, the Company shall file with the Commission, promptly but not later than thirty (30) days after the date the Registration Request is delivered to the Company, a registration statement (the "Registration Statement") on Form S-3 (or a successor form) covering the resale to the public by the Holders of the Registrable Securities. Except as otherwise expressly provided herein, the Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective and shall keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) two (2) years from the date of the Effective Time, or (ii) such date that all of the Registrable Securities registered thereunder have been sold.

               (c) Notwithstanding the provisions of this Section 2.1, the Company's obligations to file the Registration Statement or cause such Registration Statement to become effective shall be suspended for such period as the Company deems reasonably necessary if during the time period at or after the Registration Request is delivered and prior to the Registration Statement being declared effective there is the occurrence or existence of any event, fact or pending corporate development (a "Corporate Development") that, in the good faith determination of the Board, makes it appropriate to suspend the Company's obligations to file the Registration Statement and cause it to become effective.

          2.2 REGISTRATION PROCEDURES. If and whenever the Company is required to use commercially reasonable efforts to effect the registration of the Registrable Securities under the Securities Act as provided herein, the Company shall:

               (a) prepare and file with the Commission an appropriate form of the Registration Statement and such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement, and use commercially reasonable efforts to cause the Registration Statement, and each such amendment and supplement, to become and remain effective, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement;

               (b) furnish to the Holders of Registrable Securities covered by the Registration Statement such reasonable number of copies of the prospectus, including the preliminary prospectus, Registration Statement, and any amendments (in each case, including all exhibits) in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

               (c) use commercially reasonable efforts to register or qualify the securities covered by the Registration Statement under such other securities or blue sky laws of such states and jurisdictions as shall be reasonably requested by the Holders, to cause all Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders to consummate the disposition of such Registrable Securities, to keep such registrations or qualifications in effect for so long as the Registration Statement remains in effect and do any and all other acts and things that may be necessary to enable the Holders to consummate in such states the public sale or other disposition of the Registrable Securities owned by the Holders, including the removal of legends from certificates registered pursuant to the Registration Statement (and to the end of removing the legend from certificates, if the Company is required to do so by the Company's transfer agent and the facts underlying the sale are made available to the Company's counsel by way of representations reasonably acceptable to such counsel, the Company shall deliver to its transfer agent an opinion of counsel in form and substance reasonably acceptable to the transfer agent and reasonably capable of being given by such counsel (with a copy to such Holder)); except that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or file a general consent to service of process in any such state or jurisdiction;

               (d) notify each Holder covered by the Registration Statement, at any time when a prospectus relating thereto covered by such Registration Statement is required to be delivered under the Securities Act, of (i) the issuance by the Commission of a stop order suspending the effectiveness of the Registration Statement or the initiation of proceedings with respect to the Registration Statement under Section 8(d) or 8(e) of the Securities Act, (ii) the occurrence of any event or the existence of any fact (a "Material Event") as a result of which the Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the occurrence or existence of a Corporate Development that, in the good faith determination of the Board, makes it appropriate to suspend the availability of the Registration Statement and the related prospectus. Upon the occurrence of any of clause (i), (ii), or (iii) above, then the Company shall as promptly as practicable (A) in the case of clause
          (ii) above, subject to the next sentence, prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and prospectus so that the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to the Registration Statement, subject to the next sentence, use all reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable, and (B) give notice to the Holder of any Registrable Securities that the availability of the Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each Holder shall cease making offers and sales of any Registrable Securities pursuant to the Registration Statement and the prospectus until such Holder's receipt of copies of the supplemented or amended Registration Statement and prospectus provided for in clause (A) above, or until it is advised in writing by the Company that the Registration Statement and prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in the Registration Statement and prospectus. The Company will use all reasonable efforts to ensure that offers and sales of Registrable Securities under the Registration Statement and prospectus may be resumed (x) in the case of clause (i) above, as promptly as is practicable, (y) in the case of clause (ii) above, as soon as, in the good faith determination of the Board, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as reasonably practicable thereafter and (z) in the case of clause (iii) above, as soon as, in the good faith determination of the Board, such suspension is no longer appropriate;

               (e) promptly apply for listing and list the Registrable Securities being registered on any national securities exchange on which a class of the Company's equity securities is listed; and

               (f) promptly notify the Holders: (a) when the Registration Statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;
          (b) of any request by the Commission for amendments or supplements to the Registration Statement or any prospectus or for additional information; (c) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings by any Person for that purpose; and (d) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose.

          2.3 PREPARATION; REASONABLE INVESTIGATION. The Company will not file the Registration Statement or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference and proposed to be filed after the initial filing of the Registration Statement) to which Holders of at least a majority of the Registrable Securities shall reasonably object, provided that the Company, after allowing the Holders an opportunity to review such filing pursuant to this
     Section 2.3, may file such document in a form required by law or upon the written advice of its counsel. Subject to the foregoing sentence, in connection with the preparation and filing of the Registration Statement under the Securities Act pursuant to this Agreement, the Company will give the Holders, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate (by delivery of written comments to the Company) in the preparation of the Registration Statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto.

          2.4 REQUIREMENTS OF HOLDERS.

               (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article 2 in respect of the Registrable Securities of any selling Holder that such selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such Registrable Securities as shall be required to effect the registration of such Registrable Securities. To the extent a Holder fails to provide such information in a timely manner, and if the Company determines it appropriate, the Company may either (i) delay the filing of the Registration Statement until the Holder provides such information, or (ii) upon the written request of Holders holding a majority of the Registrable Securities, exclude the Registrable Securities held by such Holder from registration under the Registration Statement.

               (b) No Holder shall distribute any prospectus or make any offer to sell (or solicit any offer to purchase) or sell any Registrable Securities in a transaction covered by the Registration Statement and any prospectus thereunder from and after the time that the Company delivers a Deferral Notice to such Holder until such time as such Holder may resume offers and sales of Registrable Securities under
          Section 2.2(d).

               (c) During any calendar month in which the Registration Statement is effective, no Holder shall offer to sell or sell any Registrable Securities in excess of the amount equal to one percent (1%) of the aggregate number shares of Common Stock of the Company outstanding, as disclosed in the most recent annual or quarterly report filed by the Company with the Commission under the Exchange Act prior to such month.

               (d) Each Holder shall comply with the prospectus delivery requirements of the Securities Act in connection with offers to sell, solicitations of offers to purchase, and sales of Registrable Securities in connection with any offer or sale pursuant to the Registration Statement.

          2.5 EXPENSES OF REGISTRATION. The Holders shall bear all expenses incurred in connection with the registration, filing or qualification of Registrable Securities pursuant to this Agreement, including but not limited to all registration, filing and qualification fees, exchange listing fees, state securities law fees and expenses, printing and accounting fees, underwriting discounts and commissions, fees and disbursements of counsel for the Company, and fees and disbursements of counsel for the Holders.

          2.6 INDEMNIFICATION.

               (a) The Company shall indemnify and hold harmless each selling Holder, the officers, directors, partners, agents and employees of each selling Holder, any underwriter (as defined in the Securities
          Act) for such Holder and each Person, if any, who controls such selling Holder or underwriter within the meaning of the Securities Act or the Exchange Act and their agents (collectively, the "Holder Indemnitees"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation. The indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, nor shall the Company be liable to any Holder Indemnitee in any such case for any such loss, claim, damage, liability or action
          (i) to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by any Holder; or (ii) in the case of a sale directly by a Holder (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), that results from an untrue statement or alleged untrue statement or omission or alleged omission that was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.

               (b) Each Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, each agent and any underwriter for the Company, and any other selling Holder or other stockholder selling securities in such Registration Statement or any of its directors, officers, partners, agents or employees or any Person who controls such selling Holder or such other stockholder or such underwriter (collectively, the "Company Indemnitees") against any losses, claims, damages or liabilities (joint or several) to which any Company Indemnitee may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such selling Holder nor, in the case of a sale directly by the Company of its securities (including a sale of such securities through any underwriter retained by the Company to engage in a distribution solely on behalf of the Company), shall such selling Holder be liable to the Company in any case in which such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Company failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.

               (c) Promptly after receipt by any Company Indemnitee or Holder Indemnitee (collectively, the "Indemnitees") under this Section 2.6 of notice of the commencement of any action (including any governmental action), such Indemnitee will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume and control the defense thereof with counsel mutually satisfactory to the parties; provided, however, that such Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such Indemnitee by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests, as reasonably determined by either party, between such Indemnitee and any other party represented by such counsel in such proceeding. In no event shall the Indemnitees be entitled to more than one firm of counsel at the expense of the indemnifying party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the Indemnitee under this Section 2.6 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to such Indemnitee otherwise than under this Section 2.6.

               (d) The obligations of the Company and the Holders under this
          Section 2.6 shall survive the completion of any offering of Registrable Securities in a Registration Statement whether under this
          Article 2 or otherwise.

               (e) If the indemnification provided for in this Section 2.6 is unavailable to a party that would have been an Indemnitee under this
          Section 2.6 in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to herein, then each party that would have been an indemnifying party hereunder shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party, on the one hand, and such Indemnitee, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the Violation relates to information supplied by such indemnifying party or such Indemnitee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The parties agree that it would not be just and equitable if contribution pursuant to this Section 2.6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 2.6(e) shall include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          2.7 REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act ("Rule 144") and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

               (a) use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

               (b) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (c) furnish to any Holder upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company filed with the Commission under the Exchange Act, and (iii) such other reports and documents of the Company as such Holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

     3. STOCKHOLDER DESIGNEE.

          3.1 NOMINATION OF STOCKHOLDER DESIGNEE. At each Election Meeting held after the Effective Time and prior to the termination of this Article 3 pursuant to Section 3.3, the Company and the Board, subject to applicable fiduciary duties, shall take any and all actions necessary to nominate the Stockholder Designee for election by the holders of the Common Stock Outstanding to serve as a member of the Board until the next Election Meeting, and until his successor is elected and qualified, or until his prior death, resignation or removal.

          3.2 DEATH, RESIGNATION, REMOVAL. Any Stockholder Designee that is elected by the holders of the Common Stock Outstanding (or appointed by the Board pursuant to this Section 3.2) to serve as a member of the Board may resign or be removed as a member of the Board as provided in the Bylaws or under Delaware Law. If a Stockholder Designee serving as a member of the Board dies or resigns or is removed as a member of the Board, and the Board is permitted under the Bylaws and Delaware Law to appoint an individual to fill the vacancy resulting from such death, resignation or removal, then promptly after the Majority Stockholders deliver a notice designating a replacement Stockholder Designee, the Board shall appoint such replacement Stockholder Designee to fill such vacancy. If a Stockholder Designee serving as a member of the Board dies or resigns or is removed as a member of the Board, and the Board is not permitted under the Bylaws and Delaware Law to appoint an individual to fill the vacancy resulting from such death, resignation or removal, then the Company and the Board shall take any and all actions necessary to nominate a replacement Stockholder Designee to be elected by the holders of the Common Stock Outstanding to fill such vacancy at the next Election Meeting thereafter.

          3.3 TERMINATION. This Article 3 shall terminate and be of no further force and effect immediately upon to the earliest to occur of:

               (a) the mutual agreement of the Company and the Majority Stockholders, or

               (b) such time as the aggregate number of Shares held by the Stockholders (and any Permitted Transferees) is less than the number equal to five percent (5%) of the Common Stock Outstanding.

          3.4 SPECIFIC ENFORCEMENT. The Company expressly agrees that the Stockholders (and any Permitted Transferees) will be irreparably damaged if this Article 3 is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by the Company, then the Stockholders (and any Permitted Transferees) shall, in addition to all other remedies, be entitled to seek a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

     4. VOTING AGREEMENT.

          4.1 VOTING AGREEMENT. Each Stockholder agrees that at all times after the Effective Time and prior to the termination of this Article 4 pursuant to Section 4.3, with regard to any matter submitted for consideration of the stockholders of the Company, such Stockholders shall vote all Shares held by it in accordance with the instructions given by the Board. Any instructions given by the Board pursuant to this Section 4.1 shall be given only upon the vote or consent of at least a majority of the members of the Board. The voting of Shares pursuant to this Article 4 may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

          4.2 PROXY. In connection with the execution and delivery of this Agreement, each Stockholder hereby agrees to execute and deliver to the Company a proxy coupled with an interest in the form attached hereto as EXHIBIT B (the "Proxy").

          4.3 TERMINATION. This Article 4 shall terminate and be of no further force and effect immediately upon to the earliest to occur of:

               (a) the mutual agreement of the Company and the Majority Stockholders, or

               (b) such time as the aggregate number of Shares held by the Stockholders (and any Permitted Transferees) is less than the number equal to five percent (5%) of the Common Stock Outstanding.

          4.4 SPECIFIC ENFORCEMENT. The Stockholders expressly agree that the Company will be irreparably damaged if this Article 4 is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any Stockholder (or any Permitted Transferee), then the Company shall, in addition to all other remedies, be entitled to seek a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

     5. LEGEND. Each certificate evidencing any of the Shares shall bear a legend substantially as follows:

     "The shares represented by this certificate are subject to certain restrictions on voting set forth in that certain Stockholder Rights and Voting Agreement, a copy of which the Company will furnish to the holder of this certificate upon request and without charge."

     6. NOTICES. Except as otherwise provided in this Agreement, all notices, requests and other communications that are required or otherwise delivered hereunder shall be in writing and shall be given (a) in the case of the Company, addressed to the Company at 8029 Corporate Drive, Baltimore, Maryland 21236, facsimile: (410) 931-2229, attn: Chief Executive Officer; or (b) in the case of a Stockholder, at the address set forth for such Stockholder on EXHIBIT A hereto or at such other address as such Stockholder shall have furnished to the Company in writing (or in the case of any Permitted Transferee, at the address that such Permitted Transferee shall have furnished to the Company in writing). Each such notice, request or other communication shall be sufficiently given if in writing and delivered in person, transmitted by facsimile transmission (fax) or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service postage pre-paid. A notice or communication will be effective
(i) if delivered in person or by overnight delivery, on the business day it is delivered, (ii) if transmitted by fax, on the business day of actual confirmed receipt by the addressee thereof, and (iii) if sent by registered or certified mail, three (3) business days after dispatch.

     7. COURSE OF DEALING; AMENDMENTS, WAIVERS AND CONSENTS. No course of dealing between the parties shall operate as a waiver of any party's rights under this Agreement. Each party acknowledges that if any party, without being required to do so by this Agreement, gives any notice or information to, or obtains any consent from, the other party, such party shall not by implication have amended, waived or modified any provision of this Agreement, or created any duty to give any such notice or information or to obtain any such consent on any future occasion. No delay or omission on the part of any party in exercising any right under this Agreement shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No amendment, waiver or consent with respect to this Agreement shall be binding unless it is in writing and signed by each of the Company and the Majority Stockholders.

     8. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and each of their respective successors and assigns; PROVIDED, HOWEVER, that the rights of any Stockholder under this Agreement shall not inure to the benefit of and be enforceable by any successor or assignee of such Stockholder other than any successor or assignee that is controlled by, under common control with, or controls such Stockholder or who is a member of the immediate family of such Stockholder (a "Permitted Transferee"), PROVIDED, HOWEVER, that any such Permitted Transferee agrees in writing to be bound by the provisions of this Agreement to which the Stockholders are subject and executes and delivers the Proxy.

     9. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

     10. GOVERNING LAW, SUBMISSION TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as applied to contracts entered into by Delaware residents and performed entirely in Delaware, without giving effect to its principles or rules regarding conflicts of laws, other than such principles directing application of the laws of Delaware. Each party hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or assigns shall be brought and determined only by either a state court or federal court sitting in the State of Maryland and each party hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counter claim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 10, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

     11. WAIVER OF TRIAL BY JURY. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, THE PARTIES HERETO CONSENT TO TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION OR PROCEEDING.

     12. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     13. ENTIRE AGREEMENT. This Agreement and the Proxy embody the entire agreement and understanding between the Company and each other party hereto relating to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

     14. SEVERABILITY. If any provision of this Agreement, or the application of such provisions to any party or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to the parties or circumstances other than those to which it is held invalid, shall not be affected thereby.




                         [Signatures on Following Page]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

COMPANY:

SAFENET, INC.



By:      /S/ ANTHONY A. CAPUTO
         ----------------------
Name:                                    Anthony A. Caputo
Title:                                    CEO


                                  STOCKHOLDERS:


PIJNENBURG BEHEER,  N.V.


By:      /S/ COR PIJNENBURG
         -------------------
Name:                                    Cor Pijnenburg
Title:                                    President



          /S/ CEES JAN KOOMEN
          --------------------
Name:     Cees Jan Koomen

                                    EXHIBIT A
                                  STOCKHOLDERS


Pijnenburg Beheer, N.V.
P.O. Box 330
5260 AH Vught, The Netherlands
attn:  Cor Pijnenburg
fax:  31 73 684 8400


Cees Jan Koomen
20 S. Santa Cruze Ave., 308
Los Gatos, California  94030
fax:  (408) 354-9159




                                      II-1